UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 27, 2016

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 27, 2016, GreenHunter Resources, Inc. (the “Company”) received a notice from TCFII GH LLC, as successor Purchaser and Agent (the “Lender”) to that certain Note Purchase Agreement, dated as of April 14, 2015 (the “Agreement”), with certain purchasers and BAM Administrative Services LLC, a Delaware limited liability company, as agent for each Purchaser, that the Company was in default of certain terms and conditions contained in the Note Purchase Agreement and associated documents and therefore all obligations under the Note Purchase Agreement, the promissory note issued in connection therewith and all other related agreements are hereby accelerated and are due and payable immediately.

The Company owes the Lender the aggregate amount of $12,973,655.71 in principal, accrued interest and certain other obligations under the Note Purchase Agreement, the Note and related documents as of January 31, 2016.

The Company has been actively pursuing a complete refinancing of the Note Purchase Agreement and related obligations with certain other third parties. While there can be no assurance as to the ultimate success of these negotiations, management of the Company is encouraged by recent discussions and is working tirelessly to complete a transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: February 2, 2016	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel and Secretary